EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements (Form S-3, No. 333-22105 and Form S-8, No. 333-04377 pertaining to the 1995 Stock Option Plan) of Able Telcom Holding Corp. of our report dated January 19, 1998, with respect to the consolidated financial statements and schedule of Able

Telcom Holding Corp. included in the Annual Report (Form 10-K/A) for the year ended October 31, 1997.

West Palm Beach, Florida
March 17, 1998.